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                                                                   Exhibit 10.21


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         This Settlement Agreement and Mutual Release ("Agreement") is entered into by and among e-Medsoft.com ("MED"), on the one hand, and Sutro & Co., Inc. ("Sutro") and Joseph A. Boystak ("Boystak") (jointly referred to herein as "the Sutro Parties"), on the other. MED and the Sutro Parties are collectively referred to herein as "the Parties".

         WHEREAS, Sutro filed an action before the NASD entitled SUTRO & CO. v. E-MEDSOFT.COM No. 00-03989, to which MED filed an Answer denying all claims and a Counterclaim (hereinafter referred to as "the Litigation"); and

         WHEREAS, one or both of the Sutro Parties is a party to two other actions involving in part, MED or transactions with MED, GUEZ v. SUTRO, NASD No. 00-004713 and PRIMERX v. SUTRO AND BOYSTAK, NASD No. 00-04798 (hereinafter collectively referred to as "the GUEZ and PRIMERX cases");

         WHEREAS, the Parties, through their respective counsel, agreed to the material terms of a settlement of the Litigation and the GUEZ and PRIMERX cases on October 22, 2001 and

         WHEREAS, the Parties now desire to memorialize that settlement:


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         THEREFORE, the Parties agree as follows:

         l. DELIVERY OF MED SECURITIES. Within one business day of execution of this Agreement by Sutro and by no means later than the close of business on October 23, MED will deliver to Sutro 1,600,000 shares of MED common stock ("Timely Delivery") that immediately shall be subject to and available for sale, transfer or other disposition ("Sale") by Sutro without any restrictions or limitations on Sale or re-sale whether pursuant to law, rules, regulations, contract or otherwise. The stock shall be delivered as follows:

                  a. A stock certificate (the "Certificate") representing 1,300,000 shares of MED common stock shall be delivered to Sutro and shall constitute the 1,300,000 shares of MED common stock to which Sutro was entitled resulting from Sutro's cashless exercise of its $.01 warrants granted by MED to Sutro on May 23, 1999 and exercised by Sutro on June 26, 2000 and August 23, 2000. MED shall instruct MED's transfer agent and provide an opinion of counsel substantially in the form attached hereto as Exhibit A that all requirements of Rule 144 (k) have been met and that the Certificate shall be delivered to Sutro without any restrictions upon resale and shall not contain any restrictive legend. MED shall take all actions necessary to


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assure that the form of opinion and the Certificate are acceptable to MED's transfer agent and that the Certificate is issued free of restrictions.

                  b. A second stock certificate (the "Second Certificate") shall be delivered to Sutro no later than October 26, 2001 representing 300,000 shares of MED common stock. To the extent that said shares are neither registered nor exempt from registration at the time of their issuance, MED agrees that it shall register said shares for resale at the time of, and shall include said shares for resale in, the next registration statement that MED files with the Securities and Exchange Commission following the date of this Agreement. If based on the closing price of MED common stock two (2) business days prior to the effective date of said registration statement, the market value of said 300,000 shares is less than $720,000, then MED shall issue to Sutro, and include in the final registration statement, an additional number of shares such that the market value of the sum of the shares is as nearly as possible equal to $720,000. On the other hand, if based on the closing price of MED common stock two (2) business days prior to the effective date of said registration statement, the market value of said 300,000 shares is greater than $720,000, then MED shall be entitled to cancel, and not register, that number of shares whose value represents the excess over $720,000.


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                  c. The Timely Delivery of the MED shares and the immediate and unrestricted transferability of all such shares is a material part of the consideration for this Agreement and any failure to deliver to Sutro such freely tradable shares in a timely manner shall entitle Sutro to withdraw from this Agreement and shall render it null and void. Delivery of the Certificate shall be accomplished via FEDEX upon actual receipt of the Certificate no later than 12:00PM noon on Tuesday, October 23, 2001 at the offices of:

                  Abe Lampart
                  c/o Sutro & Co., Inc.
                  201 California Street - 2d Floor
                  San Francisco CA 94111

                  (415) 445-8454

         2. MUTUAL RELEASES AND DISMISSALS OF GUEZ AND PRIMERX. MED hereby represents that it has the ability to obtain and will obtain within five days of the Sutro Parties' execution of this Agreement, dismissals with prejudice and complete and general releases of Sutro and Boystak from all claims in the GUEZ and PRIMERX cases which releases will encompass all claims that are or could have been alleged by the parties to these cases, known or unknown. In consideration therefore, Sutro and Boystak agree that they will consent to such dismissals, dismiss any of their counterclaims, and provide complete and general releases to the other parties in the GUEZ and PRIMERX cases. If such releases and dismissal by Claimants in the GUEZ and


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PRIMERX cases are not obtained, MED shall immediately undertake to fully defend and indemnify the Sutro Parties in these cases and the Sutro Parties shall retain the right to counsel of their choice.

         3. MUTUAL RELEASE. In consideration of the terms of this Agreement, MED and the Sutro Parties and their respective present and former officers, directors, employees, agents, assignees, successors, and beneficiaries hereby fully release and discharge each other and their respective parents, subsidiaries, predecessors, and successors, including their present and former attorneys, officers, directors, shareholders, partners, agents, and employees, including Joseph Boystak and Sutro's financial advisors, investment bankers, brokers, managers, and supervisors, from any and all claims (including claims for costs and attorneys' fees), damages, demands, actions or causes of action of any kind, known or unknown, including but not limited to all claims which relate to any of the claims asserted in the Litigation, to MED's engagement of Sutro to perform investment banking services, to MED's relationship with PrimeRx, and to any other matter that was or could have been asserted against Sutro in the Litigation. Nothing in this release, however, is intended to rescind, revoke or require the return or rescission of any


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consideration previously given by MED to Sutro in connection with its engagement agreements or the rendering of services to MED.

         4. UNKNOWN CLAIMS. It is possible that other injuries or damages not now known to the Parties will be discovered, and this Agreement is expressly intended to cover and include all such injuries or damages, including all rights of action therefor. The parties hereby expressly, knowingly, and voluntarily waive the provisions of Section 1542 of the California Civil Code (or any similar provision of any applicable state law) which provides as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         5. ENTRY OF DISMISSAL. Immediately upon execution of this Agreement, counsel for the Parties will promptly notify the NASD of the dismissal of all of their claims with prejudice and of the dismissal with prejudice of the GUEZ and PRIMERX cases.

         6. ATTORNEYS' FEES AND COSTS. The Parties will bear their own expenses, including costs and attorneys' fees, incurred in connection with the Litigation, the controversy giving rise to it, and the negotiation and execution of this Agreement.


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         7. ENTIRE AGREEMENT. This Agreement constitutes the only existing and binding agreement of settlement among the Parties, and the Parties acknowledge that there are no other warranties, promises, assurances or representations of any kind, express or implied, upon which the Parties have relied in entering into this Agreement, unless expressly set forth herein. This Agreement shall not be modified except by written agreement signed by the party against whom modification is sought.

         8. ARBITRATION. Any disputes arising between the Parties arising out of or related to this Agreement shall be resolved by binding arbitration under the rules of the National Association of Securities Dealers in Los Angeles.

         9. GOVERNING LAW. This Agreement shall be governed by California Law.

         10. ACKNOWLEDGMENT OF TERMS. The Parties have read and understand the terms of this Agreement, have consulted with their respective counsel, and understand and acknowledge the significance and consequence of each such term. Plaintiffs acknowledge that they have not sought or received legal or tax advice as to this settlement from Sutro or its counsel.


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         11. PARTIES AFFECTED. This Agreement shall be binding upon and inure to the benefit of the present and former officers, present and former corporate directors, shareholders, employees, partners, affiliates, representatives, heirs, successors, and assigns of each of the Parties.

         12. WARRANTY. Each person signing this Agreement hereby warrants (a) that such person executing this Agreement has the full authority to do so on behalf of the Party on whose behalf he or she signs; and (b) that the claims that are being released pursuant to this Agreement have not been sold, assigned or transferred in whole or in part to any other person or entity.

         13. EXECUTION OF DOCUMENTS. This Agreement may be executed in counterparts.

         14. CONFIDENTIALITY. The Parties agree that, other than acknowledging in response to an inquiry, the fact that the Litigation has been settled, no party shall disclose, directly or indirectly, to any person, entity or representative thereof, who is not a party, attorney, or tax adviser of a party to the Litigation any of the terms of this settlement, except to the extent that any party hereto may make such disclosures as are necessary to enforce the terms of this Agreement or for legitimate law enforcement, self-regulatory, or regulatory purposes or in compliance with a subpoena or legal process in a court or arbitration proceeding.


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         IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the 22nd day of October 2001.


DATED: October 22, 2001                     E-MEDSOFT.COM


                                            -----------------------------------
                                            By:  Frank Magliochetti
                                            Its: Chief Executive Officer


DATED: October 22, 2001                     SUTRO & CO., INC.


                                            -----------------------------------
                                            By:  ABE LAMPART
                                            Its: SENIOR VICE PRESIDENT & DEPUTY
                                                 GENERAL COUNSEL


DATED: October 22, 2001
                                            -----------------------------------
                                            Joseph A. Boystak



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APPROVED AS TO FORM:

DATED: October 22, 2001                     HOWARD, RICE, NEMEROVSKI, CANADY,
                                                    FALK & RABKIN
                                            A Professional Corporation


                                            By:
                                                -------------------------------
                                                       GILBERT R. SEROTA
                                            Attorneys for SUTRO & CO., INC. and
                                            JOSEPH A. BOYSTAK


DATED: October 22, 2001                     DEMPSEY & JOHNSON


                                            By:
                                                -------------------------------
                                            Attorney for e-MEDSOFT.COM



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                                   EXHIBIT `A'

         Please prepare a certificate in the name of Sutro & Co., Inc. representing 1,300,000 shares of MED common stock for delivery to Sutro & Co., Inc., 201 California Street San Francisco California 94111, Attn: Abe Lampart, Esq.

         The shares were acquired as of May 23, 1999, and all of the requirements of Rule 144(k) have been met, with the result that this certificate should be issued without legend of any kind.



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